Exhibit 99.1

PERMIAN BASIN ROYALTY TRUST

      DALLAS, TEXAS, April 14, 2005 – The Permian Basin Royalty Trust (NYSE – PBT), today filed as co-registrant with Burlington Resources Inc. a registration statement on Form S-3 with the Securities and Exchange Commission registering the offer and sale from time to time, in one or more offerings, of units of beneficial interest in the Trust held by Burlington Resources. Burlington Resources will act as the sole selling unitholder under the registration statement, and no units will be sold by the Trust. All questions, comments, and inquiries concerning the registration statement, including requests for a written prospectus prepared in connection with any offering of units by Burlington Resources under this registration statement, when available, should be directed to:

Burlington Resources Inc.,
Attention: John Carrara
Business Phone (713) 624-9548
Business Fax (713) 624-9555
717 Texas, Suite 2100
Houston, Texas 77002

      The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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